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                                                                     EXHIBIT 4.1

FIRST DEPOSIT BANCSHARES, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

                                $10.00 PAR VALUE

                                  COMMON STOCK

                               CUSIP 32090F 10 0


SEE REVERSE FOR
CERTAIN DEFINITIONS


This certifies that


is the owner of
        FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON CAPITAL STOCK OF
                        FIRST DEPOSIT BANCSHARES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:



                                                                       Secretary



Countersigned and Registered:               REGISTRAR AND TRANSFER COMPANY
President
                             (CRANFORD, NEW JERSEY)
By


Transfer Agent
and Registrar


Authorized Signature